UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 29, 2026

Fidus Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00861	27-5017321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1603 Orrington Avenue , Suite 1005 , Evanston , Illinois		60201
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
847
-
859-3940
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FDUS	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
In connection with the issuance and sale of the 6.625% Senior Unsecured Notes due June 1, 2029 (the “2029 Notes” and the issuance and sale of the 2029 Notes, the “Offering”) of Fidus Investment Corporation (the “Company”), the Company entered into a Registration Rights Agreement, dated as of May 29, 2026 (the “Registration Rights Agreement”), with the institutional purchasers in the Offering (the “Purchasers”). Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the 2029 Notes for a new issue of debt securities registered under the Securities Act of 1933, as amended (the “Securities Act”), with terms substantially identical to those of the 2029 Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the 2029 Notes. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holder of the 2029 Notes.
The description above is only a summary of the material provisions of the Registration Rights Agreement and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Items 1.01 and 8.01 of this Current Report on
Form 8-K
is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.
Note Purchase Agreement
On May 29, 2026, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the Purchasers, which Note Purchase Agreement relates to the Company’s sale of $
120.0
 million in aggregate principal amount of the 2029 Notes to the Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act. The Company is relying upon this exemption from registration based in part on representations made by the Purchasers. The Note Purchase Agreement also includes customary representations, warranties and covenants by the Company. The 2029 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The 2029 Notes will mature on June 1, 2029 and may be redeemed in whole or in part at the Company’s option at any time prior to March 1, 2029 at par plus a “make-whole” premium, and thereafter at par. The 2029 Notes bear interest at a rate of 6.625% per year payable semi-annually on June 1 and December 1 of each year, commencing on December 1, 2026. The 2029 Notes are the Company’s direct unsecured obligations and rank:
pari passu
 with the Company’s other outstanding and future unsecured, unsubordinated indebtedness; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the 2029 Notes; effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured in respect of which the Company has granted or subsequently grants security), to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.
The closing of the private placement occurred on May 29, 2026. The net proceeds from the sale of the 2029 Notes were approximately $117.6 million, based on an offering price of 99.45% per Note, after deducting the placement agent fee of $1.5 million and estimated offering expenses of approximately $0.3 million, each payable by the Company. The Company intends to use the net proceeds from the Offering together with cash to fully redeem the Company’s outstanding 3.50% Notes due 2026 (CUSIP No. 316500 AC1) (the “2026 Notes”).
Redemption of 2026 Notes
On May 29, 2026, the Company caused notices to be issued to the holders of the 2026 Notes regarding the Company’s exercise of its option to redeem, in full, $125.0 million in aggregate principal amount of the issued and outstanding 2026 Notes, pursuant to Section 1104 of the Base Indenture and Section 1.01(h) of the Fifth Supplemental Indenture, dated as of October 8, 2021, by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The Company will redeem $125.0 million in aggregate principal amount of the issued and outstanding 2026 Notes on June 29, 2026 (the “Redemption Date”). The redemption price for the 2026 Notes equals 100% of the $125.0 million aggregate principal amount of the 2026 Notes being redeemed on the Redemption Date, plus (i) accrued and unpaid interest to, but excluding, the Redemption Date and (ii) a “make-whole” premium. A copy of the notice of redemption of the 2026 Notes is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Registration Rights Agreement, dated as of May 29, 2026 by and among Fidus Investment Corporation and the institutional purchasers party thereto.

99.1	Notice of Redemption of 3.50% Notes due 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2026	Fidus Investment Corporation

	By	: /s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer and Secretary